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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): December 1, 1998
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                          SPEEDWAY MOTORSPORTS, INC.
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              (Exact name of Registrant as Specified in Charter)


Delaware                      1-13582                 51-0363307
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(State or Other Jurisdiction  (Commission             (IRS Employer
of Incorporation)             File Number)            Identification No.)


U.S. Highway 29 North, Concord, North Carolina              28026
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(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code:  (704) 455-3239
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         (Former Name or Former Address, if Changed Since Last Report)





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



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
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      On December 1, 1998, Speedway Motorsports, Inc. (the "Company"), through its newly-formed and wholly-owned subsidiary, IMS Acquisition, LLC, acquired for $215.0 million in cash, certain tangible and intangible assets, including real and personal property associated with the Las Vegas Motor Speedway ("LVMS"), located in Las Vegas, Nevada. The acquired assets include vehicles, equipment, inventories, furnishings, contracts, prepaid accounts and deposits, goodwill, approximately 1,300 acres of land (approximately 300 acres of which are unimproved), a lighted 1.5 mile superspeedway with approximately 107,000 permanent seats, 102 VIP luxury suites, several race tracks, and an approximately 1.4 million square foot industrial park. This acquisition was pursuant to an Asset Purchase Agreement and Escrow Instructions dated as of November 17, 1998 (the "Agreement") between the Company, as buyer, and Las Vegas Motor Speedway, Inc., as seller. Pursuant to the Agreement, the amount of consideration paid by the Company was determined through arms-length negotiations with the seller on the basis of LVMS as a going concern and by strategic considerations.

      The acquisition of LVMS has been financed through the Company's working capital and credit facility (the "Loan") under a Second Amended and Restated Credit Agreement dated as of November 23, 1998, as amended, among the Company and its wholly-owned subsidiary, Speedway Funding Corp., as borrowers, certain subsidiaries of the Company, as guarantors, and the lenders named therein, including NationsBank, N.A., as agent for the lenders and as a lender.

      The assets of LVMS were used in the operation of a motor speedway, other ancillary motorsports facilities and an industrial park. The Company intends to continue the motor speedway and other motorsport operations of LVMS and to sell the industrial park as well as approximately 300 acres of unimproved land. LVMS conducts an annual NASCAR Winston Cup race as well as Indy Racing League, NASCAR Busch Series, NASCAR Craftsman Truck Series, Winston West and Southwest, drag racing, motorcycle and other racing events. LVMS also rents its facilities for a number of non-racing events such as driving schools and automobile testing.

      For additional information concerning the transaction, reference is made to the Agreement, the documents relating to the Loan and to press releases issued as of December 10, 1998 and December 14, 1998, copies of all of which are attached or incorporated by reference as exhibits to this report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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      (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. It is not practical for the
Company to provide the required financial statements for LVMS at the time this report on Form 8-K is filed. Such required financial statements will be filed as an amendment to this report on or before February 15, 1999.


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



      (b) PRO FORMA FINANCIAL INFORMATION. It is not practical for the Company to provide the required PRO FORMA financial information for the Company at the time this report on Form 8-K is filed. Such required PRO FORMA financial information will be filed as an amendment to this report on or before February 15, 1999.

      (c) EXHIBITS.
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

   Exhibit Number                         Description
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      99.1                    Asset Purchase Agreement and Escrow Instructions dated
                              as of November 17, 1998 between the Speedway
                              Motorsports, Inc., as buyer, and Las Vegas Motor
                              Speedway, Inc., as seller.

      99.2 First Amendment to Amended and Restated Credit Agreement dated as of November 18, 1998 among Speedway Motorsports, Inc. and Speedway Funding Corp., as borrowers, certain subsidiaries of Speedway Motorsports, Inc., as guarantors, and NationsBank, N.A., as the lender.

      99.3 Second Amended and Restated Credit Agreement dated as of November 23, 1998 among the Speedway Motorsports, Inc. and Speedway Funding Corp., as borrowers, certain subsidiaries of Speedway Motorsports, Inc., as guarantors, and the lenders named therein, including NationsBank, N.A., as agent for the lenders and a lender.


      99.4                    Press Release dated December 10, 1998.

      99.5                    Press Release dated December 14, 1998.

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


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SPEEDWAY MOTORSPORTS, INC.



Date: December 15, 1998                   By: /s/ WILLIAM R. BROOKS
                                             --------------------------------
                                                William R. Brooks
                                                Vice President, Chief Financial
                                                Officer, Treasurer and Director


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